                                                        Exhibit 99.B(h)(viii)(b)

            AMENDMENT TO ADMINISTRATIVE SERVICES SIDE LETTER

This Amendment to the Administrative Services Side Letter dated November 14, 1997 by and between JEFFERSON-PILOT LIFE INSURANCE COMPANY, JEFFERSON PILOT FINANCIAL INSURANCE COMPANY (successor in interest to ALEXANDER HAMILTON LIFE INSURANCE COMPANY OF AMERICA and CHUBB LIFE INSURANCE COMPANY OF AMERICA), JEFFERSON PILOT LIFEAMERICA (successor in interest to CHUBB COLONIAL LIFE INSURANCE COMPANY) and MASSACHUSETTS FINANCIAL SERVICES COMPANY is effective April 2, 2007, regardless of when executed.

Whereas, effective April 2, 2007, Jefferson Pilot LifeAmerica Insurance Company will change its state of domicile from New Jersey to New York and will change its name to Lincoln Life and Annuity Company of New York;

Whereas, effective April 2, 2007 Jefferson-Pilot Life Insurance Company will merge into The Lincoln National Life Insurance Company;

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as amended as follows:

   1. All references to Jefferson Pilot LifeAmerica are replaced with Lincoln Life and Annuity Company of New York.
   2. The parties consent to an assignment of the responsibilities of Jefferson-Pilot Life Insurance Company under this Agreement to The Lincoln National Life Insurance Company.

Each of the parties has caused this Amendment to be executed in its name and on behalf of its duly authorized officer on the date specified below.

Massachusetts Financial Services Company        Jefferson Pilot LifeAmerica Insurance Company

By: ___________________                         By: ___________________

Name: ________________                          Name: ________________

Date: _________________                         Date: _________________

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


By: ____________________

Name: _________________

Date: __________________


JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

By: ____________________

Name: _________________

Date: __________________